Exhibit 99.2

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE                    Contact: Karlyn Oberg
May 2, 2006                                       Director of Investor Relations
                                                  916-786-1799
                                                  k.oberg@surewest.com

                        SUREWEST COMMUNICATIONS ANNOUNCES
                        NEW $100 MILLION CREDIT FACILITY

(ROSEVILLE, CALIFORNIA)--Leading independent telecommunications holding company SureWest Communications (NASDAQ: SURW) announced today that it has entered into a credit agreement with CoBank, ACB ("CoBank") consisting of a 10-year term loan facility of up to $75 million, and a $25 million 7-year revolving line of credit.

"I am very excited about this agreement and the flexibility it gives Surewest to continue to take advantage of the growth opportunities available to us," said SureWest President and CEO Steve Oldham. "It is a very positive arrangement that provides flexibility in meeting our capital needs. CoBank recognized our plans to capture the growth available to us through new residents moving into our area and the growth afforded to us in providing additional services to our existing customers.

"This is also great news for our customers. Utilizing this facility we can continue to develop new services, improve on the products we currently sell and take advantage of the growth available to us. This flexibility will continue to keep Surewest ahead of our competitors."

SureWest intends to utilize $33 million of the term facility to retire its existing line of credit, while the remaining $42 million can be drawn down until December 31, 2007. Thereafter, the principal amount outstanding under the term facility at that date will be retired over 34 equal quarterly payments beginning March 31, 2008 and ending June 30, 2016. Advances under both the term and revolving credit facility will bear interest, at the option of SureWest, at CoBank's Base Rate, a LIBOR-based option or a quoted rated option.

ABOUT SUREWEST COMMUNICATIONS

With more than 90 years in Northern California, SureWest and its family of companies together provide a wide variety of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

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SAFE HARBOR STATEMENT

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.

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